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                                                                   EXHIBIT 23.1b

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-112858 on Form S-3 of Aspect Communications Corporation of our report dated January 21, 2002 (November 14, 2002 as to Note 20 and March 26, 2003 as to the last paragraph of the section "Stock-Based Compensation" in Note 1), which includes an explanatory paragraph regarding the restatement of Aspect Communications Corporation's 2001 financial statements and a revision to its Statement of Financial Accounting Standards No. 123 pro forma calculation, which report is included in the Amended Annual Report to Form 10-K/A of Aspect Communications Corporation for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
March 22, 2004